Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
87163F106
007768104
95988E204
Issuer
SYNIVERSE HOLDINGS INC
AEROFLEX INC
WESTERN WIRELESS CORP
Underwriters
Goldman Sachs, Lehman Brothers, Bear
Stearns, DBSI, Friedman Billings, Raymond
James, Robert Baird
BoA, DBSI, Adams Harkness, AG Edwards,
CIBC, Thomas Weisel
Goldman Sachs
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Ticker
SVR US
ARXX US
WWCA US
Is the affiliate a manager or co-manager of offering?
Co-Manager
Joint Lead Manager
N/A
Name of underwriter or dealer from which purchased
Goldman Sachs
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
2/9/2005
3/4/2004
8/24/2004
Total dollar amount of offering sold to QIBs
 $                                                 281,920,000
 $                                                                  -
 $                                                                  -
Total dollar amount of any concurrent public offering
 $                                                                  -
 $                                                     9,625,000
 $                                                   20,280,000
Total
 $                                                 281,920,000
 $                                                     9,625,000
 $                                                   20,280,000
Public offering price
 $                                                           16.00
 $                                                           13.75
 $                                                           25.35
Price paid if other than public offering price
 N/A
 N/A
N/A
Underwriting spread or commission
1.00%
0.69%
0.22%
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance
Fund Performance
Measurement Date*
Chicago Funds







Scudder Technology Fund
Chicago
734,200
 $
11,747,200
4.17%
-13.75%
-3.20%
3/31/2005
SVS II Technology Growth Portfolio
Chicago
111,500
 $
1,784,000
0.63%
-13.75%
-3.15%
3/31/2005
Total

845,700
 $
13,531,200
4.80%